UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2021

Burgundy Technology Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-39474 (Commission File Number)	N/A (I.R.S. Employer Identification No.)

PO Box 1093 Boundary Hall, Cricket Square Grand Cayman, KY1-1102 Cayman Islands (Address of principal executive offices)	N/A (Zip Code)

(345) 945-7099

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-half of one Redeemable Warrant	BTAQU	The NASDAQ Stock Market LLC

Class A Ordinary Shares, par value $0.0001 per share	BTAQ	The NASDAQ Stock Market LLC

Warrants, each whole warrant exercisable for one Class A Ordinary Share for $11.50 per share	BTAQW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On June 9, 2021, the Company issued a press release announcing that it had filed its Quarterly Report on Form 10-Q for the period ended March 31, 2021, and as a result has regained compliance with the applicable Nasdaq continued listing requirements. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1*	Burgundy Technology Acquisition Corporation press release, dated June 9, 2021

*	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURGUNDY TECHNOLOGY ACQUISITION CORPORATION

		By:	/s/ Leo Apotheker
			Name:	Leo Apotheker
			Title:	Co-Chief Executive Officer

		By:	/s/ James Scott Mackey
			Name:	James Scott Mackey
			Title:	Co-Chief Executive Officer
Date:	June 9, 2021